Exhibit 99.1

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of June 30, 2014, were issued by Hillman Group and are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

In connection with the Merger Transaction on June 30, 2014, the Company repaid $265,000 of it’s 10.875% Senior Notes.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the three months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$147,829	$8,746	$46,023	$—	$202,598
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	69,236	6,079	28,612	—	103,927
Selling, general and administrative expenses	38,798	47,772	1,941	12,408	—	100,919
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	6,593	27	661	—	7,281
Amortization	4,514	771	—	264	—	5,549
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(77)	74	128	86	—	211

(Loss) income from operations	(43,235)	(8,205)	571	3,884	—	(46,985)

Intercompany interest (income) expense	(3,059)	3,059	—	—	—	—
Interest (income) expense, net	(52)	9,886	—	1,771	—	11,605
Interest expense on junior subordinated debentures	3,153	—	—	—	—	3,153
Investment income on trust common securities	(94)	—	—	—	—	(94)

(Loss) income before equity in subsidiaries’ income	(43,183)	(21,150)	571	2,113	—	(61,649)
Equity in subsidiaries’ (loss) income	(19,656)	1,494	—	—	18,162	—

(Loss) income before income taxes	(62,839)	(19,656)	571	2,113	18,162	(61,649)
Income tax (benefit) provision	(22,375)	—	182	1,008	—	(21,185)

Net (loss) income	$(40,464)	$(19,656)	$389	$1,105	$18,162	$(40,464)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	3,916	—	10,061	(10,025)	3,952

Total comprehensive (loss) income	$(40,464)	$(15,740)	$389	$11,166	$8,137	$(36,512)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)

For the one day ended June 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$—	$—	$—	$—	$—
Cost of sales (exclusive of depreciation and amortization shown below)	—	—	—	—	—	—
Selling, general and administrative expenses	—	—	—	—	—	—
Transaction, acquisition and integration expenses	22,018	—	—	—	—	22,018
Depreciation	—	—	—	—	—	—
Amortization	—	—	—	—	—	—
Intercompany administrative (income) expense	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—

(Loss) from operations	(22,018)	—	—	—	—	(22,018)

Intercompany interest (income) expense	—	—	—	—	—	—
Interest expense, net	—	—	—	—	—	—
Interest expense on junior subordinated debentures	—	—	—	—	—	—
Investment income on trust common securities	—	—	—	—	—	—

(Loss) before equity in subsidiaries’ income	(22,018)	—	—	—	—	(22,018)
Equity in subsidiaries’ income (loss)	—	—	—	—	—	—

(Loss) before income taxes	(22,018)	—	—	—	—	(22,018)
Income tax (benefit)	(6,228)	—	—	—	—	(6,228)

Net (loss)	$(15,790)	$—	$—	$—	$—	$(15,790)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—	—	—

Total comprehensive (loss)	$(15,790)	$—	$—	$—	$—	$(15,790)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Unaudited)

For the three months ended June 30, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$139,604	$9,128	$43,979	$—	$192,711
Cost of sales (exclusive of depreciation and amortization shown below)	—	66,205	6,646	27,487	—	100,338
Selling, general and administrative expenses	4,511	41,996	1,717	11,559	—	59,783
Acquisition and integration expenses	—	657	37	1,459	—	2,153
Depreciation	—	5,785	20	468	—	6,273
Amortization	4,514	771	—	274	—	5,559
Intercompany administrative (income) expense	—	(86)	—	86	—	—
Other (income) expense, net	69	231	(62)	794	—	1,032

Income (loss) from operations	(9,094)	24,045	770	1,852	—	17,573

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest expense, net	(46)	10,274	—	1,874	—	12,102
Interest expense on junior subordinated debentures	3,153	—	—	—	—	3,153
Investment income on trust common securities	(95)	—	—	—	—	(95)

Income (loss) before equity in subsidiaries’ income	(9,048)	10,713	770	(22)	—	2,413
Equity in subsidiaries’ income (loss)	10,347	(366)	—	—	(9,981)	—

Income (loss) before income taxes	1,299	10,347	770	(22)	(9,981)	2,413
Income tax provision	(3,364)	—	718	396	—	(2,250)

Net income (loss)	$4,663	$10,347	$52	$(418)	$(9,981)	$4,663

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(3,512)	21	(642)	—	(4,133)

Total comprehensive income (loss)	$4,663	$6,835	$73	$(1,060)	$(9,981)	$530

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Loss) (Unaudited)

For the six months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$263,194	$16,053	$78,130	$—	$357,377
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)

(Loss) income before equity in subsidiaries’ income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries’ (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statements of Comprehensive Income (Loss) (Unaudited)

For the six months ended June 30, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated

Net sales	$—	$256,762	$15,468	$64,400	$—	$336,630
Cost of sales (exclusive of depreciation and amortization shown separately below)	—	122,520	11,145	40,319	—	173,984
Selling, general and administrative expenses	4,910	82,298	3,024	17,920	—	108,152
Acquisition and integration expenses	—	2,297	51	1,834	—	4,182
Depreciation	—	11,133	35	647	—	11,815
Amortization	9,029	1,543	—	433	—	11,005
Intercompany administrative (income) expense	—	(173)	—	173	—	—
Other (income) expense, net	(69)	1,447	(96)	853	—	2,135

(Loss) income from operations	(13,870)	35,697	1,309	2,221	—	25,357

Intercompany interest (income) expense	(6,116)	6,120	—	(4)	—	—
Interest expense, net	(92)	21,430	—	2,717	—	24,055
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)

(Loss) income before equity in subsidiaries’ income	(13,778)	8,147	1,309	(492)	—	(4,814)
Equity in subsidiaries’ income (loss)	7,550	(597)	—	—	(6,953)	—

(Loss) income before income taxes	(6,228)	7,550	1,309	(492)	(6,953)	(4,814)
Income tax (benefit) provision	(6,306)	—	940	474	—	(4,892)

Net income (loss)	$78	$7,550	$369	$(966)	$(6,953)	$78

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(4,222)	—	9	—	(4,213)

Total comprehensive income (loss)	$78	$3,328	$369	$(957)	$(6,953)	$(4,135)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of June 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$(161,656)	$185,848	$668	$3,835	$—	$28,695
Restricted investments	280	—	—	—	—	280
Accounts receivable, net	—	78,858	4,478	29,694	—	113,030
Inventories, net	—	119,150	10,714	65,751	(299)	195,316
Deferred income taxes	8,718	—	864	792	(105)	10,269
Other current assets	—	8,527	354	2,820	—	11,701

Total current assets	(152,658)	392,383	17,078	102,892	(404)	359,291
Intercompany notes receivable	100,864	122,059	(3,529)	(113,948)	(105,446)	—
Intercompany interest receivable	6,117	5,530	—	(20)	(11,627)	—
Investments in subsidiaries	(560,574)	23,704	158	269,652	267,060	—
Property and equipment, net	—	81,067	406	13,321	—	94,794
Goodwill	962,391	366,609	(12,055)	20,153	(548,026)	789,072
Other intangibles, net	505,977	41,416	250	24,857	—	572,500
Restricted investments	1,718	—	—	—	—	1,718
Deferred income taxes	58,725	—	(76)	690	(59,339)	—
Deferred financing fees	—	26,355	—	—	—	26,355
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,563	43	158	—	1,764

Total assets	$925,821	$1,060,686	$2,275	$317,755	$(457,782)	$1,848,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$51,554	$1,271	$12,184	$—	$65,009
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	263	—	—	—	263
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Intercompany interest payable	—	6,116	—	5,511	(11,627)	—
Accrued expenses:
Salaries and wages	18,177	6,669	158	2,051	—	27,055
Pricing allowances	—	2,949	2	3,076	—	6,027
Income and other taxes	(690)	2,639	68	2,368	—	4,385
Interest	—	—	—	—	—	—
Deferred compensation	280	—	—	—	—	280
Other accrued expenses	—	7,810	458	2,181	—	10,449

Total current liabilities	18,786	83,500	1,957	27,371	(11,627)	119,987

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of June 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	544,500	—	—	—	544,500
Bank revolving credit	—	16,000	—	—	—	16,000
Long term portion of capitalized leases and other obligations	—	451	—	—	—	451
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	131,141	—	—	—	—	131,141
Deferred compensation	1,718	—	—	—	—	1,718
Deferred income taxes, net	225,019	—	268	8,759	(59,444)	174,602
Other non-current liabilities	—	2,807	—	410	—	3,217

Total liabilities	376,664	1,082,704	2,225	36,540	(176,517)	1,321,616

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at June 30, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at June 30, 2014	—	—	50	—	(50)	—

Additional paid-in capital	542,929	—	—	303,852	(303,852)	542,929
Accumulated deficit	6,228	(22,018)	—	(9,577)	9,577	(15,790)
Accumulated other comprehensive (loss) income	—	—	—	(13,060)	13,060	—

Total stockholders’ equity	549,157	(22,018)	50	281,215	(281,265)	527,139

Total liabilities and stockholders’ equity	$925,821	$1,060,686	$2,275	$317,755	$(457,782)	$1,848,755

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$27,553	$792	$6,623	$—	$34,969
Restricted investments	2,856	—	—	—	—	2,856
Accounts receivable, net	—	71,173	1,043	15,299	—	87,515
Inventories, net	—	101,386	10,048	66,450	(304)	177,580
Deferred income taxes	10,041	—	830	830	(605)	11,096
Other current assets	—	6,006	322	2,754	—	9,082

Total current assets	12,898	206,118	13,035	91,956	(909)	323,098
Intercompany notes receivable	105,446	103,422	—	(103,422)	(105,446)	—
Intercompany interest receivable	—	1,975	—	—	(1,975)	—
Investments in subsidiaries	(648,310)	28,122	507	263,216	356,465	—
Property and equipment	—	81,406	400	14,012	—	95,818
Goodwill	418,947	24,512	2,701	19,787	280	466,227
Other intangibles	293,774	42,959	250	25,382	—	362,365
Restricted investments	1,530	—	—	—	—	1,530
Deferred income taxes	31,349	—	(616)	2,095	(32,828)	—
Deferred financing fees, net	—	9,798	—	—	—	9,798
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	2,442	25	292	—	2,759

Total assets	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$25,610	$1,036	$17,723	$—	$44,369
Current portion of senior term loans	—	3,968	—	—	—	3,968
Intercompany interest payable	—	—	—	1,975	(1,975)	—
Current portion of capitalized lease and other obligations	—	219	—	—	—	219
Accrued expenses:
Salaries and wages	—	8,462	287	3,115	—	11,864
Pricing allowances	—	3,791	1	2,418	—	6,210
Income and other taxes	(568)	2,267	30	1,392	—	3,121
Interest	—	2,674	—	—	—	2,674
Deferred compensation	2,856	—	—	—	—	2,856
Other accrued expenses	—	6,191	261	2,579	—	9,031

Total current liabilities	2,288	53,182	1,615	29,202	(1,975)	84,312

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Balance Sheet (Unaudited)

As of December 31, 2013

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	377,641	—	—	—	377,641
Long term portion of capitalized lease and other obligations	—	337	—	—	—	337
Long term senior notes	—	271,750	—	—	—	271,750
Junior subordinated debentures	114,941	—	—	—	—	114,941
Deferred compensation	1,530	—	—	—	—	1,530
Deferred income taxes, net	143,313	—	260	9,920	(33,433)	120,060
Other non-current liabilities	9,618	5,773	—	—	—	15,391

Total liabilities	271,690	814,129	1,875	39,122	(140,854)	985,962

Common stock with put options:
Common stock, $.01 par, 5,000 shares authorized, 161.2 issued and outstanding at December 31, 2013	16,975	—	—	—	—	16,975

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2013	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, 4,838.8 issued and outstanding at December 31, 2013	—	—	50	—	(50)	—
Additional paid-in capital	116,659	(130,559)	11,711	293,717	1,461	292,989
Accumulated deficit	(186,429)	(177,173)	2,666	(6,522)	341,259	(26,199)
Accumulated other comprehensive (loss) income	—	(5,643)	—	(12,999)	13,771	(4,871)

Total stockholders’ (deficit) equity	(69,770)	(313,375)	14,427	274,196	356,441	261,919

Total liabilities and stockholders’ equity	$218,895	$500,754	$16,302	$313,318	$215,587	$1,264,856

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statement of Cash Flows (Unaudited)

For the six months ended June 29, 2014

(Amounts in thousands)

	Predecessor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(23,029)	$(22,749)	$728	$524	$—	$(44,526)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,029	14,332	48	1,833	—	25,242
Deferred income tax (benefit) provision	(24,245)	—	206	(419)	—	(24,458)
Deferred financing and original issue discount amortization	(103)	1,477	—	—	—	1,374
Stock-based compensation expense	39,229	—	—	—	—	39,229
Changes in operating items:
Accounts receivable	—	(17,638)	(633)	(6,996)	—	(25,267)
Inventories	—	(17,769)	(666)	584	—	(17,851)
Other assets	—	(3,199)	678	11,320	—	8,799
Accounts payable	—	25,944	236	(5,369)	—	20,811
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(123)	28,651	(4)	2,659	—	31,183
Other items, net	(2,251)	(1,168)	(659)	235	—	(3,843)

Net cash provided by (used for) operating activities	(474)	7,881	(66)	4,371	—	11,712

Cash flows from investing activities:
Capital expenditures	—	(12,224)	(57)	(652)	—	(12,933)

Net cash (used for) investing activities	—	(12,224)	(57)	(652)	—	(12,933)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Proceeds from exercise of stock options	474	—	—	—	—	474
Principal payments under capitalized lease obligations	—	(84)	—	—	—	(84)

Net cash (used for) financing activities	474	(1,076)	—	—	—	(602)

Effect of exchange rate changes on cash	—	(151)	—	35	—	(116)

Net (decrease) increase in cash and cash equivalents	—	(5,570)	(123)	3,754	—	(1,939)
Cash and cash equivalents at beginning of period	1	27,553	791	6,624	—	34,969

Cash and cash equivalents at end of period	$1	$21,983	$668	$10,378	$—	$33,030

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statement of Cash Flows (Unaudited)

For the one day ended June 30, 2014

(Amounts in thousands)

	Successor
	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net income (loss)	$6,228	$(22,018)	$—	$—	$—	$(15,790)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	—	—	—	—	—
Deferred income tax provision	(6,228)	—	—	—	—	(6,228)
Deferred financing and original issue discount amortization	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—
Changes in operating items:
Accounts receivable	—	—	—	—	—	—
Inventories	—	—	—	—	—	—
Other assets	—	(2,321)	—	—	—	(2,321)
Accounts payable	—	—	—	—	—	—
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Other accrued liabilities	18,177	(31,969)	—	—	—	(13,792)
Other items, net	—	(65)	—	(1,961)	—	(2,026)

Net cash (used for) operating activities	18,177	(56,373)	—	(1,961)	—	(40,157)

Cash flows from investing activities:
Capital expenditures	—	—	—	—	—	—
Purchase of predecessors equity securities	(722,763)	—	—	(4,582)	—	(727,345)

Net cash used for investing activities	(722,763)	—	—	(4,582)	—	(727,345)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(384,407)	—	—	—	(384,407)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayments of senior notes	—	(265,000)	—	—	—	(265,000)
Proceeds from sale of successor equity securities	542,929	—	—	—	—	542,929
Financing fees, net	—	(26,355)	—	—	—	(26,355)

Net cash (used for) provided by financing activities	542,929	220,238	—	—	—	763,167

Effect of exchange rate changes on cash	—	—	—	—	—	—

Net (decrease) increase in cash and cash equivalents	(161,657)	163,865	—	(6,543)	—	(4,335)
Cash and cash equivalents at beginning of period	1	21,983	668	10,378	—	33,030

Cash and cash equivalents at end of period	$(161,656)	$185,848	$668	$3,835	$—	$28,695

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Supplemental Consolidating Guarantor and Non-Guarantor Financial Information:

(dollars in thousands)

Condensed Consolidating Statement of Cash Flows (Unaudited)

For the six months ended June 30, 2013

(Amounts in thousands)

	Guarantors The Hillman Companies, Inc.	Issuer The Hillman Group, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net (loss) income	$(7,471)	$8,147	$369	$(967)	$—	$78
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	9,029	12,677	35	1,079	—	22,820
Dispositions of property and equipment	—	23	13	3	—	39
Deferred income tax (benefit) provision	(6,666)	—	423	(624)	—	(6,867)
Deferred financing and original issue discount amortization	(92)	1,315	—	—	—	1,223
Stock-based compensation expense	4,840	—	—	—	—	4,840
Other non-cash interest expense	—	(418)	—	—	—	(418)
Changes in operating items:
Accounts receivable	—	(17,636)	(1,076)	(6,885)	—	(25,597)
Inventories	—	(5,068)	693	(44)	—	(4,419)
Other assets	—	(1,669)	(661)	640	—	(1,690)
Accounts payable	—	137	816	7,005	—	7,958
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	96	(6,365)	409	4,062	—	(1,798)
Other items, net	(755)	(100,177)	(393)	107,978	—	6,653

Net cash (used for) provided by operating activities	—	(109,034)	628	112,247	—	3,841

Cash flows from investing activities:
Paulin acquisition	—	(919)	205	(102,702)	—	(103,416)
Capital expenditures	—	(14,336)	(93)	(182)	—	(14,611)

Net cash (used for) provided by investing activities	—	(15,255)	112	(102,884)	—	(118,027)

Cash flows from financing activities:
Borrowings of senior term loans	—	76,800	—	—	—	76,800
Repayments of senior term loans	—	(1,792)	—	—	—	(1,792)
Discount on senior term loans	—	(2,152)	—	—	—	(2,152)
Principal payments under capitalized lease obligations	—	(41)	—	—	—	(41)
Repayment of other credit obligations	—	(456)	—	—	—	(456)

Net cash provided by financing activities	—	72,359	—	—	—	72,359

Effect of exchange rate changes on cash	—	(4,222)	—	1,416	—	(2,806)

Net (decrease) increase in cash and cash equivalents	—	(56,152)	740	10,779	—	(44,633)
Cash and cash equivalents at beginning of period	1	62,917	429	2,201	—	65,548

Cash and cash equivalents at end of period	$1	$6,765	$1,169	$12,980	$—	$20,915